Report of Independent Registered Pu
blic Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Total Return Series, Inc

In planning and performing our audits of th e financial statements of Federated Mortgage Fund and Federated Ultrashort Fund, each a portfo lio of Federated Total Return Series, Inc
(collectively, the Funds) as of and for the
 year ended September 30, 2010, in accordance with the standards of the Public Company Accounting Ov ersight Board (United States), we considered the Funds' internal control over financial repor ting, including controls over safeguarding securities, as a basis for designing our auditing procedur es for the purpose of expressing our opinion on the financial statements and to comply with the re quirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opi nion.

Management of the Funds is responsible for esta blishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial repo rting is a process designed to provide reasonable assurance regarding the reliability of financi al reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial repor ting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of t he company; (2) provide reasonable assurance that transactions are recorded as necessary to permi t preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding p revention or timely detection of the unauthorized acquisition, use, or disposition of the company' s assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal co ntrol over financial reporting may not prevent or detect misstatements. Also, projections of any e valuation of effectiveness to future periods are subject to the risk that controls may become ina dequate because of changes in conditions, or that the degree of compliance with the policies or pro cedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstate ments on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or dete cted on a timely basis.

Our consideration of the Funds' internal control o ver financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States)
.. However, we noted no deficiencies in the Funds' internal control over financial reporting a nd its operation, including controls over safeguarding securities that we consider to be a m aterial weakness as defined above as of September 30, 2010.

This report is intended solely for the information
 and use of management and the Board of
Trustees of Federated Total Return Series, Inc and
 the Securities and Exchange Commission and is not intended to be and should not be used by an yone other than those specified parties.



Boston, Massachusetts
November 22, 2010

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